===============================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement           [_]  Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             Santa Fe Gaming Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                          SANTA FE GAMING CORPORATION
                              4336 Losee Road, #9
                         North Las Vegas, Nevada 89030


                                 April 8, 2001

Dear Common or Preferred Stockholder:

          We are pleased to invite you to attend the 2001 annual meeting of stockholders of your Company. The meeting will be held at the Pioneer Hotel and Gambling Hall, 2200 Casino Drive, Laughlin, Nevada 89029 on May 11, 2001 at 11:00 a.m. (Pacific Time). We hope that you will be able to attend the annual meeting in person and we look forward to seeing you.

          The agenda for the annual meeting is described in the accompanying notice of annual meeting and proxy statement.

          At the annual meeting, the common stockholders will be asked to:

               .    elect one director, who will serve for a three-year term;

               . approve an amendment to our Articles of Incorporation to change the name of the Company; and

               . ratify the Company's selection of our public accountants for the current fiscal year.

          The preferred stockholders will be asked to:

               .    elect one special director for a three-year term.

          We encourage you to attend the meeting in person. Whether or not you plan to attend, your vote is important, regardless of the number of shares that you own. Accordingly, after reading the enclosed notice of annual meeting and proxy statement, please sign and date the enclosed common stock proxy card (white card) or preferred stock proxy card (blue card) and return it to us in the provided envelope.

                                   Sincerely,




                                   /s/ Paul W. Lowden
                                   Paul W. Lowden
                                   Chairman of the Board and President
                                   Santa Fe Gaming Corporation

                          SANTA FE GAMING CORPORATION
                              4336 Losee Road, #9
                         North Las Vegas, Nevada 89030

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


                                 May 11, 2001

     The 2001 annual meeting of the stockholders of Santa Fe Gaming Corporation, a Nevada corporation, will be held at Pioneer Hotel and Gambling Hall, 2200 Casino Drive, Laughlin, Nevada 89029, on May 11, 2001, commencing at 11:00 a.m. (Pacific Time) for the following purposes:

     For common stockholders:

     1. To elect one director, who will serve until the 2004 annual meeting of stockholders and until his successor is elected and qualified;

     2. To consider and act upon a proposal to amend our Articles of Incorporation to change the name of the Company to Archon Corporation.

     3. To consider and act upon a proposal to ratify the selection of the Company's public accountants for the current fiscal year; and

     4. To consider and act upon such other business as may properly come before the annual meeting and at any adjournment or postponement thereof.

     For holders of exchangeable redeemable preferred stock:

     1. To elect one special director, who will serve until the 2004 annual meeting of stockholders or such earlier date as described in this proxy statement.

          Pursuant to our By-Laws, the Board of Directors has fixed the time and date for the determination of stockholders entitled to notice of and to vote at the annual meeting and at any adjournment or postponement thereof as of the close of business on April 2, 2001. Accordingly, only stockholders of record on that date and at that time will be entitled to vote at the annual meeting and at any adjournment or postponement thereof, notwithstanding any transfer of stock on the books of the Company after the record date.

          It is important that your shares be represented at the annual meeting, regardless of the number you hold. Whether or not you plan to attend the annual meeting, please sign, date and mail the enclosed common stock proxy card or preferred stock proxy card in the return envelope, which requires no postage in the United States.

          Stockholders who attend the annual meeting may vote in person even though they have previously mailed their proxies.


                                        By Order of the Board of Directors


                                        /s/ Thomas K. Land
                                        Thomas K. Land
                                        Secretary
Las Vegas, Nevada
April 8, 2001

                          SANTA FE GAMING CORPORATION
                               4336 Losee Rd, #9
                         North Las Vegas, Nevada 89030
                                (702) 658-4300

                                PROXY STATEMENT

                        ANNUAL MEETING OF STOCKHOLDERS

                                  May 11, 2001

          This proxy statement is first being mailed on or about April 9, 2001 to holders of common stock, $.01 par value, and holders of the exchangeable redeemable preferred stock, $.01 par value, of Santa Fe Gaming Corporation, a Nevada corporation, of record as of the close of business on April 2, 2001.

         The enclosed proxy for holders of common stock (white) and proxy for holders of preferred stock (blue) are solicited on behalf of our board of directors for use at the 2001 annual meeting of stockholders to be held on May 11, 2001, at 11:00 a.m. (Pacific Time) at the Pioneer Hotel and Gambling Hall, 2200 Casino Drive, Laughlin, Nevada 89029 and at any adjournment or postponement of the annual meeting. A stockholder may revoke its proxy at any time prior to its use by:

               . providing written revocation to the Secretary of the Company at its offices,

               .    executing and delivering a later-dated proxy, or

               .    attending the annual meeting and voting in person.

Shares represented by an unrevoked proxy will be voted as directed by the stockholder. If no direction is given with respect to a common stock proxy, shares of common stock will be voted for:

               . the election of the nominee named in this proxy statement for election by the common stockholders as director,

               . approval of the amendment to the Company's Articles of Incorporation to change the Company's name to Archon Corporation,

               . ratification of the selection of Deloitte & Touche LLP as our auditors, and

               . in the discretion of the proxy holders with respect to any other matters properly presented to the common stockholders to the annual meeting and at any adjournment or postponement.

If no direction is given with respect to a preferred stock proxy, shares of preferred stock will be voted for the election of the nominee named in this proxy statement for election by preferred stockholders as special director.

VOTING RIGHTS

     Only stockholders of record at the close of business on April 2, 2001 are entitled to notice of and to vote at the annual meeting. On that date, 6,206,856 shares of common stock and 8,701,451 shares of preferred stock were outstanding.

     The presence, either in person or by proxy, of persons entitled to vote 50% of the outstanding common stock is necessary to constitute a quorum for the transaction of business by the common stockholders at the annual meeting. Paul
W. Lowden, Chairman of the Board and President of the Company, beneficially holds approximately 74.32% of the common stock and has advised the Company that his shares will be present and voted at the annual meeting.

     The presence, either in person or by proxy, of persons entitled to vote 50% of the outstanding preferred stock is necessary to constitute a quorum for the transaction of business by the preferred stockholders at the annual meeting. If there is not a sufficient number of shares of preferred stock represented at the annual meeting for a quorum, the Company may adjourn the annual meeting with respect to the business to be conducted by preferred stockholders in order to permit further solicitation of preferred stock proxies.

     Each share of common stock or preferred stock is entitled to one vote in connection with each matter submitted for approval by the common stockholders or preferred stockholders, as applicable. Abstentions and any shares as to which a broker or nominee does not vote on a particular matter will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions will be counted as shares present and entitled to vote on the proposals. Broker non-votes will not be counted as shares present and entitled to vote on the proposals. As a result,

          . abstentions and broker non-votes will have the effect of a vote against the proposal with respect to the proposal to amend the Company's articles of incorporation.

          . abstentions will have the effect of a vote against the proposal to ratify the selection of accountants and no effect on the proposals to elect directors.

          . broker non-votes will have no effect on the proposals to ratify the selection of accountants or elect directors.

     Paul W. Lowden is the beneficial owner of 4,880,144 shares of common stock, or approximately 74.32% of the outstanding common stock. Mr. Lowden has advised the Company that he intends to vote the common stock of which he is the record holder for the nominee for election as director by common stockholders named in this proxy statement, for approval of the amendment to the Company's Articles of Incorporation to change the Company's name to Archon Corporation and for ratification of the selection of Deloitte & Touche LLP as the Company's public accountants. Mr. Lowden has also been advised that the record holders of shares of common stock that he beneficially owns intend to do the same. Mr. Lowden is also the beneficial owner of 810,000 shares of preferred stock, or approximately 9.31% of the outstanding preferred stock. Mr. Lowden intends to abstain from voting the preferred stock of which he is the record holder for the nominee for election as special director named in this proxy statement and has been advised that the record holders of shares of preferred stock of which he is the beneficial owner intend to do the same.


                          COMMON STOCKHOLDERS' AGENDA

                       PROPOSAL 1: ELECTION OF DIRECTOR

          The authorized number of directors of the Company is seven, of whom five are elected by the common stockholders and two are elected by the preferred stockholders in accordance with the certificate of designation of the preferred stock. The directors are divided into three classes. The Board has nominated Thomas K. Land to stand for election by the common stockholders at the annual meeting to Class II to serve until the 2004 annual meeting and until his successor has been elected and has qualified. The enclosed common stock proxy (white), unless indicated to the contrary, will be voted for the Board's nominee.

          The table below provides information regarding the directors of the Company. Mrs. Lowden and Messrs. Delaney, Land, Raggio and Lowden are directors elected by the common stockholders and Messrs. Foster and Lesser are special directors elected by the preferred stockholders. For additional information regarding the directors, see "Directors and Executive Officers."

          Nominee for Election by Common
            Stockholders at the Annual                            For Term to Expire at the Annual
                    Meeting                                                   Meeting
         -------------------------------------                ------------------------------------
          Thomas K. Land                                                        2004


                     Other Directors                           Term Expires at the Annual Meeting
          ------------------------------------                ------------------------------------
          Paul W. Lowden                                                        2002
          William J. Raggio                                                     2002
          Suzanne Lowden                                                        2003
          John W. Delaney                                                       2003
          David H. Lesser                                                       2001
          Howard E. Foster                                                      2003

          The Company has been advised by Mr. Land that he is willing to be named as nominee and is willing to serve as director if elected. However, if he should be unable to serve as a director, the proxy holders may vote the enclosed common stock proxy or a substitute nominee selected by the board in its discretion. The affirmative vote of holders of a plurality of common stock represented in person or by proxy and entitled to vote at the annual meeting is required to elect the common stock directors.

     The Board of Directors recommends that common stockholders vote "for" the nominee listed above.

        PROPOSAL 2: APPROVAL OF AMENDMENT TO THE COMPANY'S ARTICLES OF
                  INCORPORATION TO CHANGE THE COMPANY'S NAME
                             TO ARCHON CORPORATION

     In connection with the sale in October 2000 of substantially all the assets of the Company's subsidiary, Santa Fe Hotel Inc., the Company sold the name "Santa Fe Hotel & Casino" and any derivative names and related marks and agreed to change the Company's name to one that does not include "Santa Fe" by June 2001. The Board has authorized, subject to stockholder approval, an amendment to the Company's Articles of Incorporation to change the Company's name to Archon Corporation. As amended, Article I would read as follows:

                               "ARTICLE I: NAME

      The name of the corporation is Archon Corporation."

     The proposed amendment would not affect stockholders' rights and would not necessitate any exchange of outstanding stock certificates.

     The affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote at the annual meeting is required to approve the amendment to the Articles of Incorporation.

     The Board of Directors recommends that common stockholders vote "for" approval of the amendment to the Company's Articles of Incorporation to change the Company's name to Archon Corporation.

         PROPOSAL 3:  RATIFICATION OF SELECTION OF PUBLIC ACCOUNTANTS

     Subject to ratification by the common stockholders at the annual meeting, the Board of Directors has selected Deloitte & Touche LLP to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending September 30, 2001. Deloitte & Touche LLP has issued its report, included in the Company's annual report on Form 10-K, as amended, on the financial statements of the Company for the fiscal year ended September 30, 2000. Deloitte & Touche LLP has served as the Company's public accountants since 1982. Representatives of Deloitte & Touche LLP are expected to be present at the annual meeting, will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

     The Board of Directors recommends that common stockholders vote "for" the ratification of the selection of Deloitte & Touche LLP as the Company's public accountants for the fiscal year ending September 30, 2001.

                        PREFERRED STOCKHOLDERS' AGENDA

         The sole item of business of preferred stockholders will be the election of one special director. If for any reason any other matters are properly presented for action by the preferred stockholders, the preferred stock proxies solicited with this proxy statement confer discretionary authority to vote on the other matters.

Election of Special Director

         The Company has accrued, but not paid, dividends payable on the preferred stock since October 1996. Pursuant to the certificate of designation of the preferred stock, because at least one full dividend payment has been accrued but not paid for two years, the authorized number of directors of the Company has been increased by two to seven, and the preferred stockholders are entitled, as a separate class, to elect two special directors to the Board in addition to the directors elected by the common stockholders. The preferred stockholders' right to elect two special directors will continue until all dividend arrearages have been paid. At that time, the terms of the special directors will terminate and the authorized number of directors on the Board will be reduced by two.

         The Company sent a letter dated January 25, 2001 to the holders of record of the preferred stock advising them of the right of preferred stockholders to elect one special director at the annual meeting and indicating that preferred stockholders who wished to submit potential candidates for consideration as a nominee to stand for election as special director should provide information with respect to the proposed candidates to the Company. The Company received no written nominations in response to that letter by March
2, 2001. As disclosed in the January 25, 2001 letter, David H. Lesser had previously nominated himself to stand for re-election. Mr. Lesser is nominated to stand for election to Class II to serve until the 2004 annual meeting and until his successor has been elected and has qualified, or until his term is earlier terminated in accordance with the certificate of designation of the preferred stock.

       Preferred Stockholders Nominee            For Term to Expire
         for Election by Preferred                     At the
         Stockholders at the Annual                 Annual Meeting
                  Meeting
       --------------------------------          --------------------

       David H. Lesser                                   2004


         The enclosed preferred stock proxy (blue), unless indicated to the contrary, will be voted for the nominee for election as special director. The nominee for election as special director has advised us that he is willing to be named as a nominee to serve as special director if elected. However, if he should be unable to serve as a director, the proxy holders may vote the enclosed preferred stock proxy for a substitute nominee selected by the board in its discretion. The affirmative vote of holders of a plurality of preferred stock represented in person or by proxy and entitled to vote at the annual meeting is required to elect the special director.

         The age and principal occupation during the past five years of the nominee of the preferred stockholders for special director was provided to the Company by the nominee and is described below. The information is derived solely from information submitted to us by the nominee.

         David H. Lesser is 35 years old and has served as a special director of the Company elected by holders of the Company's exchangeable redeemable preferred stock since May 2000. Mr. Lesser is President of Hudson Bay Partners ("HBP"), a discretionary investment firm formed in 1996 to make opportunistic investments in real estate companies and real estate intensive operating businesses. Prior to forming HBP, Mr. Lesser was Senior Vice President of Crescent Real Estate Equities, Ltd, and prior to that Mr. Lesser was a Director of the Investment Banking Division of Merrill Lynch & Co. with a focus on real estate. Mr. Lesser and his affiliates beneficially own 3,456,942 shares of preferred stock, or 39.73% of the outstanding preferred stock and 66,100 shares of common stock or 1.06% of the outstanding common stock.

         The Company is the plaintiff in an action titled Santa Fe Gaming Corp.
v. Hudson Bay Partners, L.P., et.al. CV-S-99-00298-KJD (LRL). This action was instituted on March 11, 1999 in the United States District Court for the District of Nevada. The defendants are HBP and David H. Lesser. The complaint includes causes of action for violation of Section 13(d) of the Securities Exchange Act of 1934, breach of contract, fraud, violation of Nevada's Uniform Trade Secrets Act and intentional interference with prospective economic advantage. The Company alleges that the defendants failed to comply with the requirements of Section 13(d) in connection with their purchases of the Company's preferred stock and that the defendants wrongfully obtained and used confidential and proprietary information of the Company.

         The Company seeks all appropriate injunctive relief in connection with its Section 13(d) claim, specific performance and consequential and compensatory damages in connection with its breach of contract claim and compensatory and punitive damages in connection with its fraud and intentional interference with prospective economic advantage claims, and injunctive relief and punitive damages in connection with its claim under Nevada's Uniform Trade Secrets Act, as well as any other appropriate relief. On April 30, 1999, the court denied the Company's motion for preliminary injunction with respect to the Section 13(d) claim.

         On or about June 18, 1999, defendant HBP, alleging that it held approximately $4.7 million of the 13 1/2% first mortgage bonds issued by the Company's subsidiary, Pioneer Finance Corp., filed a counterclaim against the Company in which it alleged that the Company was in default on its guarantee of the 13 1/2% first mortgage bonds and sought to recover the amounts it claimed were past due on the 13 1/2% first mortgage bonds. On or about July 19, 1999, HBP filed a motion for summary judgment on its counterclaim and a request to have that judgment entered, which the Company opposed. Following HBP's sale of all of the 13 1/2% first mortgage bonds it held, on or about June 9, 2000, the Company moved for summary judgment on HBP's counterclaim on the grounds that HBP no longer had standing to enforce the Company's guarantee. After the Company filed this motion, HBP agreed to dismiss its counterclaim, and the court therefore denied as moot both HBP's and the Company's motions for summary judgment on HBP's counterclaim.

         Also on or about June 9, 2000, HBP filed a motion for summary judgment on all of the claims asserted by the Company. The Company opposed this motion, which was fully briefed on or about July 10, 2000. No hearing date has been set on the motion.

         No trial date has been set in the action. Although the period for discovery has expired, the parties will, by agreement, conduct a limited amount of additional discovery.

         On or about July 25, 2000, the Company filed a motion to substitute itself as plaintiff in the action titled Station Casino, Inc. v. David Lesser and Hudson Bay Partners, L.P., et al., CV-S-99-00416 LDG (LRL), now pending in the United States District Court for the District of Nevada. This action involves claims by Station Casino, Inc. ("Station") against David Lesser and HBP for breach of contract, breach of implied contract, misappropriation of trade secrets in violation of Nevada's Uniform Trade Secrets Act, and intentional interference with prospective economic advantage. These claims arise from the same events underlying the Company's action against HBP and David Lesser. The Company seeks substitution pursuant to a written agreement in which Station assigned to the Company all of Station's claims in its action against David Lesser and HBP. David Lesser and HBP have filed pleadings opposing the motion. No hearing date has been set on the motion, and no trial date has been set in the action.

         In August 2000, HBP filed an application in the United States Bankruptcy Court for an Order authorizing and directing the allowance of and payment of the administrative expense claims of HBP aggregating $1.1 million relating to the Pioneer Finance Corp. bankruptcy proceedings under section 503
(b) of Title 11 of the United States Code. The Company filed a response in opposition to the application. In December 2000, the Bankruptcy Court denied a summary judgment motion filed by the Company and scheduled trial on this matter for April 2001.


                       DIRECTORS AND EXECUTIVE OFFICERS

         The following is a list of the current executive officers and directors and the nominees for election to the board:

       Name                               Position with the Company
--------------------------       ----------------------------------------------
Paul W. Lowden (1)               Chairman of the Board, President and Chief
                                 Executive Officer
Thomas K. Land(1)                Director, Secretary, Treasurer, Senior Vice
                                 President and Chief Financial Officer
Suzanne Lowden                   Director, Executive Vice President
William J. Raggio (2)(3)         Director
John W. Delaney (1)(2)(3)        Director
Howard E. Foster                 Preferred stockholder special director
David H. Lesser                  Preferred stockholder special director
_______________
(1)  Member of the Executive Committee of the Board.
(2)  Member of the Audit Committee of the Board.
(3)  Member of the Compensation Committee of the Board.

         The age, present position with the Company, and principal occupation during the past five years of each director and executive officer named above is set forth below:

Paul W. Lowden

         Paul Lowden is 57 years old and has served as President, Chairman of the Board and Chief Executive Officer of the Company since its formation in September 1993. Mr. Lowden held the same positions with the Company's predecessor, Sahara Resorts, from 1982 through September 1993. Mr. Lowden is married to Suzanne Lowden.

Thomas K. Land

         Thomas K. Land is 40 years old and joined the Company in February 1994 as Senior Vice President and Corporate Controller, and was elected Chief Financial Officer of the Company in July 1994. In addition, Mr. Land has served as Secretary and Treasurer of the Company since May 1999. Mr. Land was appointed to the Board of Directors in December 1995. Prior to joining the Company, Mr. Land was the Chief Financial Officer of a construction company, where he was employed from 1990 through February 1994.

Suzanne Lowden

         Suzanne Lowden is 48 years old and has served as a director and Executive Vice President of the Company since its formation, and had served as a director of Sahara Resorts since 1987. Mrs. Lowden was elected Vice President of Sahara Resorts in July 1992. She is also a founding board member of Commercial Bank of Nevada. Mrs. Lowden served as a Nevada State Senator from November 1992 through 1996. She worked for the CBS affiliate in Las Vegas from 1977 to 1987 as an anchorwoman, reporter, writer and producer of television news. Mrs. Lowden is married to Paul W. Lowden.

John W. Delaney

         John W. Delaney is 52 years old and has served as a director of the Company since January 1997, when he was appointed to fill a vacancy on the board of directors. He was elected to his current term in May 2000. Mr. Delaney is currently President and Chief Executive Officer of Cityfed Mortgage Co., a mortgage banking firm, where he has been employed since 1978.

William J. Raggio

         William J. Raggio is 74 years old and served as a director, Vice President, Secretary and Corporate Counsel of the Company from its formation in September 1993 until May 1999. Mr. Raggio held the same position with Sahara Resorts from 1982 until September 1993. Mr. Raggio resigned his position on the boards of directors and as an officer of the Company and certain of its subsidiaries in May 1999 due to a potential conflict caused by his position on the board of another gaming company, a position that Mr. Raggio no longer holds. Mr. Raggio was reappointed to the board of directors of the Company in December 2000. Mr. Raggio is a shareholder and member of the law firm Jones Vargas of Reno, Nevada. Since 1972 he has been a Nevada State Senator. Mr. Raggio is also a director of Sierra Health Services, Inc., a Nevada corporation.

Howard E. Foster

         Howard E. Foster is 56 years old and has served as a special director of the Company elected by holders of the Company's exchangeable redeemable preferred stock since May 2000. Since 1980, Mr. Foster has been the President of Howard Foster and Company, an investment advisor firm specializing in small capitalization stocks, turnaround situations and financially distressed companies. Prior to that time, Mr. Foster served as chief financial officer of two publicly-held companies, Associated Products and Bio-Rad Laboratories, and previously worked in the audit, tax and management consulting divisions of Arthur Andersen & Co. Mr. Foster has served on the boards of directors of Bio-Rad Laboratories, Barringer Technologies and Nevada National Bancorporation, where he served as a director elected by preferred stockholders of Nevada National Bancorporation.

David H. Lesser

         David H. Lesser is 35 years old and has served as a special director of the Company elected by holders of the Company's exchangeable redeemable preferred stock since May 2000. Mr. Lesser is President of Hudson Bay Partners, a discretionary investment firm formed in 1996 to make opportunistic investments in real estate companies and real estate intensive operating businesses. Prior to forming Hudson Bay Partners, Mr. Lesser was Senior Vice President of Crescent Real Estate Equities, Ltd, and prior to that Mr. Lesser was a Director of the Investment Banking Division of Merrill Lynch & Co. with a focus on real estate.

         Messrs. Paul W. Lowden and Thomas K. Land are executive officers of the Company's subsidiaries, Pioneer Finance Corp. ("PFC") and Pioneer Hotel Inc. ("PHI"), which filed for relief under Chapter 11 of the United States Bankruptcy COde in February and April 1999. The joint plan of reorganizaton of PFC and PHI became effective in August 2000. Additionally, involuntary bankruptcy proceedings against the Company were filed in February 1999, but were ultimately dismissed. Messrs. Lowden, Land and Raggio and Mrs. Lowden were executive officers of the Company during the two year period prior to the involuntary filing.

The Board of Directors and its Committees

         During the fiscal year ended September 30, 2000, the board of directors held three meetings. Each director attended all meetings of the board held during the term of such director and all of the meetings of any committees of which he or she was a member.

         The board has standing executive, audit and compensation committees but does not have a nominating committee. The executive and audit committees held four meetings and the compensation committee held two meetings during the last fiscal year. Membership in the various committees is determined by action of the full board. The function of the executive, audit and compensation committees and their membership are described below.

         The executive committee is authorized to exercise, to the fullest extent permitted by Nevada law and the Bylaws of the Company, all of the authority of the board of directors. The executive committee is composed of Paul
W. Lowden (Chairman), Thomas K. Land and John W. Delaney.

         The audit committee's primary responsibilities include recommending, overseeing the independent auditor relationship, providing guidance and oversight to the Company's internal audit activities, reviewing the audited financial statements and quarterly financial information with the independent auditors and management and discussing the quality and adequacy of the Company's internal controls. John W. Delaney and William J. Raggio are the members of the audit committee. Neither Mr. Delaney or Mr. Raggio is an officer or employee of the Company.

         The compensation committee establishes compensation for the executive officers of the Company, administers the 1993 Key Employee Stock Option Plan (the "1993 Plan") and the stock option plans of the Company's subsidiaries authorizes grants of options and sales of shares under the 1993 Plan and Subsidiary Plans and recommends to the full board any modifications of the 1993 Plan and subsidiary stock option plans. John W. Delaney and William J. Raggio are members of the compensation committee.

Compensation of Directors

         Directors who are not employees of the Company or its affiliates are entitled to receive $24,000 annually and $1,000 per board meeting attended, $800 per committee meeting attended as a member and $900 per committee meeting attended as Chairman.

         Additionally, upon first being elected to the board, each non-employee director receives options to purchase 12,500 shares of common stock at an exercise price equal to the fair market value of the common stock on the date of grant. Such options are fully vested at the date of grant.

Policy with Respect to Directors

         The Company requires all members of the board of directors to comply with all Company policies prior to attending a newly elected director's first meeting of the board of directors. These policies include filing an application with the Nevada gaming authorities and executing a confidentiality agreement and disclosure and compliance statements. Until such time as an elected individual has complied with these requirements, he or she will not be entitled to the benefits of the directorship position, including any director fees or stock option awards that would otherwise be paid or granted.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. People who are subject to the reporting obligations of Section 16(a) are required by SEC regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a).

         Based solely on our review of the copies of the reports we received and written representations from the Company's executive officers, directors and holders of 10% of the common stock, that no other reports were required for them, the Company believes that, during fiscal year 2000, the Company's executive officers, directors and 10% common stockholders complied with all
Section 16(a) filing requirements applicable to them.

Limitation of Liability and Indemnification of Directors and Officers

         The Company's Articles of Incorporation eliminate liability of its directors and officers for breaches of fiduciary duties as directors and officers, except to the extent otherwise required by the Nevada Revised Statutes and where the breach involves intentional misconduct, fraud or a knowing violation of the law.

         Section 78.751 of Chapter 78 of the Nevada Revised Statutes and the Company's Bylaws contain provisions for indemnification of officers and directors of the Company and, in certain cases, employees and other persons. The Bylaws require the Company to indemnify such persons to the fullest extent legally permissible under the general corporation law of Nevada. Each such person will be indemnified in any proceeding if such person acted in good faith and in a manner which such person reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful. Indemnification would cover expenses, including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement.

         The Company's Bylaws also provide that the Board may cause the Company to purchase and maintain insurance on behalf of any present or past director or officer insuring against any liability asserted against such person incurred in the capacity of director or officer or arising out of such status, whether or not the Company would have the power to indemnify such person. The Company maintains directors' and officers' liability insurance.

                        BENEFICIAL OWNERSHIP OF SHARES

         The following sets forth information regarding beneficial ownership of the common stock and the exchangeable redeemable preferred stock of the Company, as of March 28, 2001, by (i) each person known to be the beneficial owner of more than 5% of the outstanding common stock or preferred stock; (ii) each director of the Company; and (iii) all directors and officers of the Company as a group.

--------------------------------------------------------------------------------------------------------------------

                                           Shares of                              Shares of
        Named Beneficial                     Common                               Preferred
             Owner                           Stock(1)             Percent           Stock              Percent
   ---------------------------------  ------------------       -------------  -----------------      -----------
   Paul W. Lowden                           4,880,144    (2)      74.32%            810,000     (3)      9.31%
   Suzanne Lowden                               4,792    (4)         *                2,524     (5)        *
   Thomas K. Land                              69,175    (6)       1.11%              1,000                *
   John W. Delaney                             13,750    (7)         *                    -                 -
   William J. Raggio                           30,472    (8)         *                4,815                *
   Howard Foster                               12,500    (7)         *              148,126              1.70%
   David H. Lesser                             66,100    (7)(9)    1.06%          3,456,942     (9)     39.73%
   Hudson Bay Partners (10)                    53,600    (9)         *            3,456,942     (9)     39.73%
   All directors and officers
        as a group (7 persons)              5,076,933             77.48%          4,423,407             50.84%
   *Less than 1%
--------------------------------------------------------------------------------------------------------------------

(1) The address for Paul W. Lowden is c/o Santa Fe Gaming Corporation, P.O. Box 270820, Las Vegas, Nevada 89127. The shares owned by each person, or by the group, and the shares included in the total number of shares outstanding have been adjusted, and the percentage owned (where such percentage exceeds 1%) has been computed, in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934 (the "Exchange Act").

(2) Includes 1,586,970 shares held by LICO, which is wholly owned by Mr. Lowden. Of such shares, 359,510 may be acquired upon the exercise of outstanding options.

(3)  Includes 804,941 shares held by LICO, which is wholly owned by Mr. Lowden.

(4) Includes 4,521 shares held by Mrs. Lowden as custodian for a child and excludes shares beneficially owned by Mr. Lowden reflected in the table.

(5) Includes 1,262 shares held by Mrs. Lowden as custodian for a child and excludes shares beneficially owned by Mr. Lowden reflected in the table.

(6) Of such shares, 68,175 may be acquired upon the exercise of outstanding stock options.

(7) Of such shares, 12,500 may be acquired upon the exercise of outstanding stock options.

(8) Of such shares, 25,000 may be acquired upon the exercise of outstanding stock options.

(9) Mr. Lesser is President of Hudson Bay Partners. Mr. Lesser is deemed to be the indirect beneficial owner of the shares of common stock and preferred stock held by Hudson Bay Partners

(10) The address for Hudson Bay Partners is 237 Park Avenue, Suite 900, New York, NY 10017.

                            EXECUTIVE COMPENSATION


Executive Compensation

     Set forth below is information concerning the annual and long-term compensation for services in all capacities to the Company and its affiliates for the fiscal years ended September 30, 2000, 1999 and 1998 of those persons who were, as of September 30, 2000, (i) the Chief Executive Officer and (ii) each other executive officer whose total annual salary and bonus exceeded $100,000 during the fiscal year ended September 30, 2000 (the "Named Executive Officers").

                           Summary Compensation Table
--------------------------------------------------------------------------------

                                                                                        All Other
                                           Fiscal      Salary           Bonus          Compensation
     Name and Principal Position            Year         ($)             ($)              ($)(1)
     --------------------------------    ----------   -----------    -------------   -----------------
     Paul W. Lowden                         2000        $550,000 (2)     $287,500 (2)    $ 94,659 (3)
          President, Chairman               1999        $550,000         $375,000 (2)    $ 46,462 (3)
          of the Board and CEO              1998        $550,000         $550,000 (2)    $ 42,494 (3)

     Thomas K. Land                         2000        $184,693         $ 15,000        $ 95,717 (4)
          Senior Vice President             1999        $184,693         $ 15,000        $  3,835 (4)
          and Chief Financial Officer       1998        $174,676         $ 15,000        $  3,785 (4)


(1) The Company provides automobiles to its senior executives and provides such persons complimentary privileges at the restaurants and bars of the Company's hotel-casinos. It is impractical to ascertain the extent to which such privileges are utilized for personal rather than business purposes. However, after reasonable inquiry the Company believes the value of any such personal benefits is less than the lesser of $50,000 or 10% of the total salary and bonus reported for each person named above.

(2)  See "Compensation Arrangements with Mr. Lowden."

(3) "All Other Compensation" for Paul W. Lowden in fiscal 2000 includes $50,000 paid by the Company to Mr. Lowden for entering into a fifteen-year non-compete agreement in connection with the sale of real property in Henderson, Nevada and other agreements, $42,351 of life insurance premiums paid by the Company for the benefit of Mr. Lowden, and $2,308 of matching contributions made by the Company to the Retirement Savings 401(k) Plan for the benefit of Mr. Lowden. "All Other Compensation" in fiscal 1999 and 1998 consists of payments of life insurance premiums in the amounts of $44,298 and $39,937 and matching contributions of $2,164 and $2,557, respectively.

(4) "All Other Compensation" for Thomas K. Land in fiscal 2000 includes $92,500 paid by the Company to Mr. Land pursuant to the terms of his employment agreement that was in effect through September 30, 1999 as a result of certain events related to the Company's subsidiary, Pioneer Finance Corp., and its 13.5% First Mortgage Bonds due December 1, 1998, $2,019 of life insurance premiums paid by the Company for the benefit of Mr. Land and $1,198 of matching contributions made by the Company to the Retirement Savings 401(k) Plan for the benefit of Mr. Land. "All Other Compensation" in fiscal 1999 and 1998 consists of payments of life insurance premiums in the amounts of $2,113 and $1,867 and matching contributions of $1,722 and $1,867, respectively.

     Compensation Arrangements with Mr. Lowden. The compensation committee approved Mr. Lowden's compensation package for fiscal year 2000, which provided for an annual base salary of $550,000. Additionally, in recognition of Mr. Lowden's efforts, the compensation committee approved a bonus in the amount of $200,000 payable in bi-weekly installments throughout fiscal year 2000.

     As previously disclosed by the Company, the compensation committee approved payment in fiscal year 1998 of a $600,000 bonus (the "Fiscal Year 1998 Bonus") to Mr. Lowden in connection with the sales by the Company of the Hacienda Resort Hotel and Casino (the "Hacienda") and the Sahara Hotel and Casino (the "Sahara") in September and October, 1995, respectively. Additionally, in fiscal year 1998 Mr. Lowden was entitled to a fee (the "Personal Guarantee Fee") from the Company of $100,000 for personal guarantees issued by Mr. Lowden for certain Company financing arrangements. In January 1998, the Fiscal Year 1998 Bonus and the Personal Guarantee Fee were satisfied through an offset against a loan owed by LICO, a Nevada corporation wholly owned by Mr. Lowden ("LICO"), to the Company which had an outstanding balance of approximately $700,000 at the date of satisfaction.

     In December 1998, at the request of Mr. Lowden, the Company's payment of $350,000 of bonus and fee obligations satisfied through the offset of the LICO loan was rescinded, and LICO's obligation to pay to the Company $350,000 was reinstated. In February 1999, the Company satisfied its obligation to pay the remaining $350,000 to Mr. Lowden by the offset of the outstanding $350,000 obligation of LICO to the Company. In December 1999, at the request of Mr. Lowden, the Company's payment of $175,000 of bonus and fee obligations satisfied through the offset of the LICO loan was rescinded, and LICO's obligation to pay to the Company $175,000, was reinstated. The Company satisfied its obligation to pay the remaining $175,000 to Mr. Lowden by the offset of the outstanding $175,000 obligation of LICO to the Company in January 2000. In December 2000, at the request of Mr. Lowden, the Company's payment of $87,500 of bonus and fee obligations satisfied through the offset of the LICO loan was rescinded, and LICO's obligation to pay to the Company $87,500, was reinstated.

     Employment Agreement with Mr. Land. The Company and Thomas K. Land were parties to a one-year employment agreement dated October 1, 1999 The employment agreement provided that upon the occurrence of certain events, including the sale of substantially all the assets of the Company's subsidiary, Santa Fe Hotel Inc., Mr. Land was entitled to receive a lump sum payment in an amount equal to one-half of his annual base salary plus other benefits that would have been otherwise payable under the employment agreement. The Company sold substantially all of the assets of Santa Fe Hotel Inc. in October 2000. In accordance with the employment agreement, the Company paid to Mr. Land $92,500 in January 2001.

                              COMPENSATION PLANS

Stock Option Plan

     The Company's 1993 Key Employee Stock Option Plan provides for the grant of options with respect to an aggregate of 1,239,070 shares of the common stock to key employees as determined by the compensation committee. No stock options were awarded to, and no stock options were exercised by, the Named Executive Officers in the fiscal year ended March 28, 2001. As of September 30, 2000, there were 573,035 options outstanding under the 1993 Key Employee Stock Option Plan.

1998 Subsidiary Stock Option Plans

     The Company and certain of its subsidiaries, Santa Fe Hotel Inc., Sahara Las Vegas Corp., and Pioneer Hotel Inc., have adopted various subsidiary stock option plans. The subsidiary plans provide for the grant of options by each of these subsidiaries with respect to an aggregate of up to 10% of the outstanding shares of the subsidiary's common stock to employees, non-employee directors, consultants or affiliates of the Company or the subsidiaries. The purpose of the subsidiary plans is to enable the subsidiaries, the Company and any other subsidiaries of the Company to attract, retain and motivate their employees, non-employee directors, consultants and affiliates by providing for or increasing the proprietary interest of those persons in the subsidiaries.
The subsidiary plans provide that options granted under the subsidiary plans may not be exercised if the exercise would result in a default, or require an offer to repurchase, outstanding debt under any agreement with respect to long-term debt of the Company or any of its subsidiaries. As of March 28, 2001, no options had been granted under any subsidiary plans.

Savings Plan

     The Company has adopted a savings plan qualified under Section 401(k) of the Internal Revenue Code. The savings plan covers substantially all employees, including the Company's executive officers. Employee contributions to the savings plan are discretionary. The savings plan allows eligible employees to contribute, on a pre-tax basis, up to 6% of their gross salary to the plan. The Company matches 25% of the employee contributions made. Employees may also contribute, on a pre-tax basis, up to an additional 9% of their gross salary, and, on a post-tax basis, up to an additional 10% of their salary. Such contributions are not matched by the Company. The matching expense in fiscal 2000 was $124,000, of which $2,308, $1,198, and $4,332 was contributed by the
Company to the accounts of Messrs. Lowden, Land and all other executive officers as a group, respectively, as matches for employee contributions made.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     It is the responsibility of the compensation committee to establish and review the Company's executive compensation plans, programs and policies, monitor the performance and compensation of executive officers, and make recommendations to the Board concerning matters of executive compensation. This report is provided by the compensation committee of the Board to assist stockholders in understanding the objectives and procedures in establishing the compensation of the Company's chief executive officer and other executive officers.

Compensation Policies Toward Executive Officers

     The compensation committee recognizes that an executive compensation policy should be designed to provide competitive levels of compensation that integrate base salary and annual bonus with the Company's annual and long-term goals, reward exceptional performance, recognize individual initiative and achievements, and assist the Company in attracting and retaining qualified executives. The compensation committee believes that in order to align the financial interest of the Company's executives with that of its stockholders, a portion of its executives' compensation should be tied to the achievement of long-term performance criteria. Performance criteria considered by the committee reflect Company strategies. The committee reviews these criteria on a periodic basis to ensure their continued alignment with Company strategies. The Company has granted stock options in the past to certain executives to similarly align their performance with Company strategies. The Company also maintains certain executive benefits that are considered necessary to offer fully competitive opportunities to its executives.

Chief Executive Officer Compensation

     The compensation committee established Mr. Lowden's annual base salary and annual incentive for fiscal 2000 based upon a review of compensation of chief executives of similar casino and gaming companies, together with an evaluation of the Company's results for fiscal year 1999. Mr. Lowden's base salary and annual bonus were not increased in fiscal year 2000.

     In evaluating the performance of Mr. Lowden, the compensation committee has considered performance measures that support Company strategies. The Company's strategy has focused on strengthening its balance sheet and positioning itself for improved operations.

     During fiscal year 1999, under the direction of Mr. Lowden, the Company's revenues grew 11.3% to $125.6 million from $112.8 million in fiscal year 1998 and cash flow generated from operations increased 14.2% in fiscal year 1999 to $30.9 million, compared to $27.1 million in fiscal year 1998. This improvement occurred despite operating difficulties caused by the ongoing intensive competitive environment in the Laughlin market and in the locals market in Las Vegas, Nevada. Furthermore, the compensation committee acknowledges Mr. Lowden's continuing contributions to the Company's efforts with respect to debt reduction and restructuring. Based on these considerations the compensation committee approved Mr. Lowden's compensation package for fiscal year 2000.

Compensation Committee Interlocks and Insider Participation

     The members of the compensation committee, John W. Delaney and William J. Raggio, are non-employee director. Mr. Delaney has not been an officer of the Company or any of its subsidiaries, has no relationship requiring disclosure under Item 404 of Regulation S-K. Mr. Delaney is an executive officer of a mortgage banking company of which Paul W. Lowden is a director and sole stockholder. William J. Raggio is a member of the law firm of Jones Vargas. During fiscal year 2000, the Company retained Jones Vargas to advise the Company regarding various legal matters, and the Company continues to engage Jones Vargas for legal representation.

                            Compensation Committee:

                            John W. Delaney
                            William J. Raggio


                            AUDIT COMMITTEE REPORT

     In accordance with its written charter adopted by the Board of Directors, the audit committee of the Board assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. During the fiscal year ended September 30, 2000, the audit committee met four times, and the audit committee discussed the interim financial information contained in each quarterly earnings announcement with the chief financial officer and independent auditors prior to public release.

     In discharging its oversight responsibility as to the audit process, the audit committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. The audit committee also discussed with management, the internal auditors and the independent auditors the quality and adequacy of the Company's internal controls and the internal audit function's organization, responsibilities and budget. The audit committee reviewed with both the independent and the internal auditors their audit plans, audit scope, and identification of audit risks.

     The audit committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements. The audit committee also discussed the results of the internal audit examinations.


     The audit committee reviewed the audited financial statements of the Company as of and for the fiscal year ended September 30, 2000, with management and the independent auditors. Management has the responsibility for the preparation of the Company's financial statements and the independent auditors have the responsibility for the examination of those statements.

     Based on the above-mentioned review and discussions with management and the independent auditors, the audit committee recommended to the Board that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended September 30, 2000, for filing with the Securities and Exchange Commission. The audit committee also recommended the reappointment, subject to stockholder approval, of the independent auditors and the Board concurred in such recommendation.

     John W. Delaney, the sole member of the audit committee is independent as defined in Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards.

     The audit committee and the board of directors have adopted a written charter for the audit committee. A copy of that charter appears as Appendix A to this proxy statement.

     The following fees were paid to Deloitte & Touche LLP for services provided to the Company for the fiscal year ended September 30, 2000:

     Audit Fees:                                         $167,500

     Financial Information Systems Design
     and Implementation Fees (pursuant to
     Regulation S-X Rule 2-01(c)(4)(ii))                 $    -0-

     All Other Fees:                                     $133,645


     Audit fees are the aggregate fees billed for professional services rendered for the audit of the Company's annual financial statements for the most recent fiscal year and the reviews of the financial statements included in the Company's Forms 10-Q for that fiscal year.

     Financial information systems design and implementation fees are the aggregate fees billed for services such as the operation or supervision of the Company's information system or for the design or implementation of a hardware or software system that aggregates source data underlying the financial statements or generates information that is significant to the Company's financial statements rendered by the principal accountant for the most recent fiscal year.

     All other fees are the aggregate fees billed for services rendered by the principal accountant, other than audit fees and financial information systems design and implementation services. The audit committee has considered whether the provision by Deloitte & Touche LLP of non-audit services is compatible with maintaining the auditor's independence.


                                Audit Committee

                                John W. Delaney

                                William J. Raggio

Performance Graph

     The graph below provides a comparison of the cumulative total stockholder return of the Company with the Standard & Poor's 500 Composite Stock Index and the Dow Jones Casino Index. This graph assumes the investment of $100 on September 30, 1995 in the Company and the two indices mentioned above with reinvestment of dividends. The returns of the Company and each index have been weighted annually for their market capitalization on September 30 of each year.



                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
            AMONG SANTA FE GAMING CORPORATION, THE S & P 500 INDEX
                        AND THE DOW JONES CASINOS INDEX

                                    [CHART]

SANTA FE GAMING CORP

                                            Cumulative Total Return
                                 --------------------------------------------
                                 9/95    9/96    9/97    9/98    9/99    9/00

SANTA FE GAMING CORPORATION    100.00    53.45   25.86   17.24   20.69  113.79
S & P 500                      100.00   120.34  169.01  184.30  235.54  266.83
DOW JONES CASINOS              100.00   107.78  108.63   57.95   95.93  123.38

     *$100 INVESTED ON 9/30/95 IN STOCK OR INDEX-
     INCLUDING REINVESTMENT OF DIVIDENDS.
     FISCAL YEAR ENDING SEPTEMBER 30.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

         The following is a description of certain transactions during fiscal year 2000 in which officers and directors of the Company and its affiliates or families had a direct or indirect interest

         The compensation committee approved payment in fiscal year 1998 of a $600,000 bonus (the "Fiscal Year 1998 Bonus") to Mr. Lowden in connection with the sales by the Company of the Hacienda Resort Hotel and Casino (the "Hacienda") and the Sahara Hotel and Casino (the "Sahara") in September and October, 1995, respectively. Additionally, in fiscal year 1998 Mr. Lowden was entitled to a fee (the "Personal Guarantee Fee") from the Company of $100,000 for personal guarantees issued by Mr. Lowden for certain Company financing arrangements. In January 1998, the Fiscal Year 1998 Bonus and the Personal Guarantee Fee were satisfied through an offset against a loan owed by LICO, a Nevada corporation wholly owned by Mr. Lowden ("LICO"), to the Company which had an outstanding balance of approximately $700,000 at the date of satisfaction. In December 1998, at the request of Mr. Lowden, the Company's payment of $350,000 of bonus and fee obligations satisfied through the offset of the LICO loan was rescinded, and LICO's obligation to pay to the Company $350,000, together with interest on the obligation from January 1998, was reinstated. In February 1999, the Company satisfied its obligation to pay the remaining $350,000 to Mr. Lowden by the February 1999 offset of the outstanding $350,000 obligation of LICO to the Company. In December 1999, at the request of Mr. Lowden, the Company's payment of $175,000 of bonus and fee obligations satisfied through the offset of the LICO loan was rescinded, and LICO's obligation to pay to the Company $175,000, together with interest on the obligation from January 1993, was reinstated. The Company satisfied its obligation to pay the remaining $175,000 to Mr. Lowden by the offset of the outstanding $175,000 obligation of LICO to the Company in January 2000. In December 2000, at the request of Mr. Lowden, the Company's payment of $87,500 of bonus and fee obligations satisfied through the offset of the LICO loan was rescinded, and LICO's obligation to pay to the Company $87,500, was reinstated.

         In January 2000, the Company paid $50,000 to each of Messers. Paul W. Lowden, Christopher W. Lowden and David G. Lowden in exchange for each of them individually having entered into a fifteen year non-compete agreement in November 1999 in connection with the sale of real property in Henderson, Nevada and other agreements. Christopher W. Lowden and David G. Lowden are Paul W. Lowden's son and brother, respectively.

         In June 2000, the Company borrowed $1.5 million from Paul W. Lowden, which loan was evidenced by an unsecured promissory note that bore interest at 12% per annum. The promissory note was repaid in full in connection with the sale of substantially all the assets of Santa Fe Hotel Inc. (the "SFHI Asset Sale").

         In connection with the SFHI Asset Sale, Paul W. Lowden and members of his family agreed to a three year non-compete agreement. In November 2000, the Company agreed to pay $205,000 to Mr. David Lowden for services rendered in connection with the SFHI Asset Sale, $75,000 of which was paid in November 2000 and the balance of which was paid in January 2001.

         William J. Raggio is a member of the law firm of Jones Vargas. During fiscal year 2000, the Company retained Jones Vargas to advise the Company regarding various legal matters, and the Company continues to engage Jones Vargas for legal representation.

ANNUAL REPORT

         We have mailed our annual report for fiscal year 2000, including our annual report on Form 10-K for fiscal year 2000, without exhibits, to stockholders of record at the close of business on April 2, 2001. The annual report on Form 10-K included in the annual report to shareholders does not include the Form 10-K/A filed in January 2001, which was filed for the purpose of including certain of the information included in this Proxy Statement under "Directors and Officers", "Beneficial Ownership of Shares" and "Executive Compensation." We will provide a copy of our annual report on Form 10-K, including exhibits, upon the written request of any beneficial owner of our common or preferred stock as of the record date for the annual meeting and upon reimbursement of our reasonable expenses. Any request should be addressed to Chief Financial Officer, Santa Fe Gaming Corporation, P.O. Box 270820, Las Vegas, Nevada 89127.


STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

         Pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, any eligible stockholder (as defined below) of the Company wishing to have a proposal considered for inclusion in the Company's proxy solicitation material for the 2002 annual meeting must set forth such proposal in writing and file it with the Secretary of the Company on or before December 10, 2001. The Board will review any proposals from eligible stockholders which it receives by that date and will determine whether any such proposals will be included in its proxy solicitation materials for the 2002 annual meeting. Any eligible stockholder is one who is the record or beneficial owner of at least 1% or $1,000 in market value of securities entitled to be voted on the proposal at that annual meeting and who has held such securities for at least one year and who continues to own such securities through the date on which the 2002 annual meeting is held.

         Notice to the Company of a stockholder proposal submitted outside the process of Rule 14a-8 will be considered untimely if received by the Company after February 22, 2002, and the persons named in proxies solicited by the Company's Board for the 2002 annual meeting may exercise discretionary voting power with respect to any such proposal.


                            SOLICITATION OF PROXIES

         The Company will bear the cost of this solicitation. Proxies may be solicited by mail, telephone or telegraph, or personally by directors, officers and regular employees of the Company, none of whom will receive any special compensation for such services. The Company will reimburse persons holding stock in their names or in the names of their nominees for reasonable expenses of forwarding proxy materials to their principals.

OTHER BUSINESS

         The Board does not know of any other business which will be presented for consideration at the annual meeting. If any other business properly comes before the annual meeting or at any adjournment or postponement thereof of which the Company did not have notice by February 21, 2001, the proxy holders will vote in regard to the other business according to their discretion.

                                           By Order of the Board of Directors

                                           /s/ Thomas K. Land

                                               Thomas K. Land
                                               Secretary

April 8, 2001

                                                                         Annex A


                             Audit Committee Charter
                             -----------------------

         Role and Independence
         ---------------------

The audit committee of the board of directors of Santa Fe Gaming Corporation (the "Company") assists the board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and reporting practices of the Company and other such duties as directed by the board. The membership of the committee shall consist of at least two directors each of whom is generally knowledgeable in financial and auditing matters, including at least one member with accounting or related financial management expertise. Each member shall be free of any relationship that, in the opinion of the board, would interfere with his or her individual exercise of independent judgment, and shall meet the director independence requirements for serving on audit committees as set forth in the corporate governance standards of the NASDAQ provided, however, that in the discretion of the board, one member who is not an employee of the Company or its subsidiaries need not meet the NASDAQ director independence requirements. The committee is expected to maintain free and open communication (including private executive sessions at least annually) with the independent accountants, the internal auditors and the management of the corporation. In discharging this oversight role, the committee is empowered to investigate any matter brought to its attention, with full power to retain outside counsel or other experts for this purpose.

The board of directors shall appoint one member of the audit committee as chairperson. He or she shall be responsible for leadership of the committee, including preparing the agenda, presiding over the meetings, making committee assignments and reporting to the board of directors. The chairperson will also maintain regular liaison with the chief executive officer, chief financial officer, the lead independent audit partner and the director of internal audit.

         Meetings
         --------

Meetings will be held each quarter prior to the issuance of the Form 10-Q and Form 10-K and periodically throughout the year as necessary.

         Responsibilities
         ----------------

The audit committee's primary responsibilities include:

              . Recommending to the board the independent accountant to be selected or retained to audit the financial statements of the Company. In so doing, the committee will request from the auditor a written affirmation that the auditor is in fact independent, discuss with the auditor any relationships that may impact the auditor's independence, and recommend to the board any actions necessary to oversee the auditor's independence.

          . Overseeing the independent auditor relationship by discussing with the auditor the nature and rigor of the audit process, receiving and reviewing audit reports, and providing the auditor full access to the committee (and the board) to report on any and all appropriate matters.

          . Providing guidance and oversight to the internal audit activities of the Company including reviewing the organization, plans and results of such activity.

          . Reviewing the audited financial statements and discussing them with management and the independent auditor. These discussions shall include consideration of the quality of the Company's accounting principles as applied in its financial reporting, including review of estimates, reserves and accruals, review of judgmental areas, review of audit adjustments whether or not recorded and such other inquiries as may be appropriate. Based on the review, the committee shall make its recommendation to the board as to the inclusion of the Company's audited financial statements in the Company's annual report on Form 10-K.

          . Reviewing with management and the independent auditor the quarterly financial information prior to the Company's filing of Form 10-Q. This review may be performed by the Committee or its chairperson.

          . Discussing with management, the internal auditors and the external auditors the quality and adequacy of the Company's internal controls.

          . Discussing with management the status of pending litigation, taxation matters and other areas of oversight to the legal and compliance area as may be appropriate.

          . Reporting audit committee activities to the full board and issuing annually a report to be included in the proxy statement (including appropriate oversight conclusions) for submission to the shareholders.

--------------------------------------------------------------------------------
                              COMMON STOCK PROXY
                          SANTA FE GAMING CORPORATION
                      FOR ANNUAL MEETING OF STOCKHOLDERS
                                 May 11, 2001
--------------------------------------------------------------------------------
            COMMON STOCK PROXY SOLICITED ON BEHALF OF THE BOARD OF
                   DIRECTORS OF SANTA FE GAMING CORPORATION

     The undersigned hereby appoints Paul W. Lowden and Thomas K. Land, and each of them, as proxies, with full power of substitution to vote any and all shares of common stock, $.0l par value, of Santa Fe Gaming Corporation (the "Company"), which the undersigned is entitled to vote at the annual meeting of stockholders of the Company to be held at 11:00 a.m. Pacific Time on Friday, May 11, 2001 at the Pioneer Hotel and Gambling Hall, 2200 Casino Drive, Laughlin, Nevada, or any adjournment or postponement thereof, as specified on the reverse side of this proxy card. Holders of common stock of record as of April 2, 2001 will be entitled to vote with respect to matters presented to holders of common stock at this annual meeting.
--------------------------------------------------------------------------------

             (Please Sign and Date the Proxy on the Reverse Side)

--------------------------------------------------------------------------------
[X] Please mark your
     votes as in this example.

                                                  FOR  WITHHOLD
                                                       AUTHORITY
                                                       TO VOTE FOR

1.   Election of Director                         [_]  [_]  Thomas K. Land


                                                  FOR    AGAINST    ABSTAIN
2.   Approval of amendment to the  Articles of    [_]      [_]        [_]
     Incorporation to change the Company's name
     to Archon Corporation
                                                  FOR   AGAINST    ABSTAIN
3.   Ratification of selection of independent
     public accountants, Deloitte & Touche LLP.   [_]     [_]        [_]


If the instructions don't provide otherwise, shares of common stock represented by this proxy will be voted for the nominee listed in Proposal 1, for Proposals 2 and 3 and in the discretion of the proxy holders with respect to any matter presented to the holders of common stock at the 2001 annual meeting.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

SIGNATURE_________________  DATE_________________  SIGNATURE__________________

DATE_______________

                                    (SIGNATURE IF HELD JOINTLY)
--------------------------------------------------------------------------------
NOTE: Sign exactly as name appears hereon. Give your full title if signing in other than individual capacity. All joint owners should sign.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                             PREFERRED STOCK PROXY
                          SANTA FE GAMING CORPORATION
                      FOR ANNUAL MEETING OF STOCKHOLDERS
                                 May 11, 2001

--------------------------------------------------------------------------------
           PREFERRED STOCK PROXY SOLICITED ON BEHALF OF THE BOARD OF
                   DIRECTORS OF SANTA FE GAMING CORPORATION

     The undersigned hereby appoints Paul W. Lowden and Thomas K. Land, and each of them, as proxies, with full power of substitution to vote any and all shares of Exchangeable Redeemable Preferred Stock, $.0l par value, of Santa Fe Gaming Corporation (the "Company"), which the undersigned is entitled to vote at the annual meeting of stockholders of the Company to be held at 11:00 a.m. Pacific Time on Friday, May 11, 2001 at the Pioneer Hotel and Gambling Hall, 2200 Casino Drive, Laughlin, Nevada, or any adjournment or postponement thereof, as specified on the reverse side of this proxy card. Holders of preferred stock of record as of April 2, 2001 will be entitled to vote with respect to matters presented to holders of preferred stock at this annual meeting.

--------------------------------------------------------------------------------

             (Please Sign and Date the Proxy on the Reverse Side)

--------------------------------------------------------------------------------
[X] Please mark your
     votes as in this
     example.

                              FOR             WITHHOLD
                                              AUTHORITY
                                              TO VOTE FOR


1.   Election of Director     [_]             [_]  David H. Lesser


If the instructions don't provide otherwise, shares of preferred stock represented by this proxy will be voted for the nominee listed in Proposal 1 and in the discretion of the proxy holders with respect to any matter presented to holders of preferred stock at the 2001 annual meeting.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

SIGNATURE _________________ DATE______________ SIGNATURE_____________________

DATE________________

                                           (SIGNATURE IF HELD JOINTLY)
--------------------------------------------------------------------------------
NOTE: Sign exactly as name appears hereon. Give your full title if signing in other than individual capacity. All joint owners should sign.
--------------------------------------------------------------------------------